 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2004

UNITED BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	000-29283	34-1516518
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)
100 S. High Street, Columbus Grove, Ohio	45830-1241
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:		(419) 659-2141

N/A

(Former name or former address, if changed since last report)

Item 7.  Financial Statements, ProForma Financial Information and Exhibits.

On August 3, 2004, United Bancshares, Inc. issued an earnings release announcing its financial results for the quarter and six-month periods ending June 30, 2004.  A copy of the Unaudited Consolidated Balance Sheets, Unaudited Consolidated Statements of Income, and other Selected Financial Data are attached as Exhibit 99.2

Item 9.  Regulation FD Disclosure

On August 3, 2004, United Bancshares, Inc. issued an earnings release announcing its financial results for the quarter and six-month periods ending June 30, 2004.  A copy of the earnings release is attached as Exhibit 99.1 and is furnished under this Item 9.

Item 12. Results of Operations and Financial Condition

On August 3, 2004, United Bancshares, Inc. issued an earnings release announcing its financial results for the quarter and six-month periods ending June 30, 2004.  A copy of the earnings release is attached as Exhibit 99.1 and is furnished under this Item 12.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Bancshares, Inc.

Date: August 3, 2004	By: /s/ Brian D. Young
Brian D. Young CFO

Exhibit 99.1

On August 3, 2004, United Bancshares, Inc. issued the following press release:

United Bancshares, Inc. (Nasdaq: UBOH – news) a bank holding company headquartered in Columbus Grove, Ohio with consolidated assets of $556 million, today announced its second quarter 2004 net earnings.

For the quarter ended June 30, 2004, United Bancshares, Inc. reported net income $763,000, or $0.21 basic earnings per share.  This compares to second quarter 2003 net income of $915,000, or $0.25 basic earnings per share.  Compared with the same period in 2003, second quarter 2004 net income decreased $152,000 or 17%.  The net income decrease was the result of decreases of $20,000 in net interest income and $402,000 in non-interest income and an increase in the provision for loan losses of $150,000 offset by decreases in non-interest expenses of $183,000 and the provision for income taxes of $237,000.

Net income for the six months ended June 30, 2004, totaled $1,608,000, or $0.44 basic earnings per share compared to net income of $1,976,000, or $0.54 basic earnings per share for the same period in 2003.  The decrease in net income for the six-month period was largely the result of a decrease in gains on sale of loans of $990,000, an increase in the provision for loan losses of $225,000, and an increase in non-interest expenses of $322,000, offset by an increase in net interest income of $153,000 and a decrease in the provision for income taxes of $489,000.  The decrease in gains on sale of loans resulted from market conditions as mortgage loan interest rates have increased steadily since reaching the low during the second quarter of 2003.  The increase in the provision for loan losses is based on management’s continued assessment of the loan portfolio. The increase in non-interest expenses and net interest income is largely the result of the RFCBC branch acquisition operations for the period subsequent to the March 28, 2003 acquisition.  Included in the purchase was approximately $72 million in deposits, $56 million in loans and $1 million in premises and equipment.  The increase in non-interest expenses also resulted from additional conversion costs associated with the purchase of the branches and the merger of the Company’s three bank charters into one.

Return on average assets was 0.61% for the second quarter of 2004, compared to 0.73% for the comparable quarter of 2003.  Return on average assets for the six months ended June 30, 2004 was 0.65% compared to 0.86% for the same period in 2003.

Annualized return on average equity for the second quarter of 2004 was 7.20% compared to 8.68% for the same period of 2003.  Annualized return on average equity for the six months ended June 30, 2004 was 7.50% compared to 9.50% for the same period in 2003.  The Company’s bank subsidiary is considered well capitalized under regulatory and industry standards of risk-based capital.

United Bancshares, Inc. is a locally-owned and operated holding company of The Union Bank Company which serves Allen, Putnam, Sandusky, Van Wert and Wood Counties, with office locations in Bowling Green, Columbus Grove, Delphos, Gibsonburg, Kalida, Leipsic, Lima, Ottawa, and Pemberville.

This release may contain certain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance.  However, such performance involves risk and uncertainties that may cause actual results to differ materially.  Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, the strength of the local economies in which operations are conducted, the effects of and changes in policies and laws of regulatory agencies, inflation, and interest rates.  For further discussion of certain factors that may cause such forward-looking statements to differ materially from actual results, refer to the 2003 Form 10-K.

 Exhibit 99.2

United Bancshares, Inc.'s unaudited financial information:

United Bancshares, Inc. and Subsidiaries

Consolidated Balance Sheets (Unaudited)

(Dollars in thousands)

	June 30,	December 31,
	2004	2003
ASSETS

CASH AND CASH EQUIVALENTS
Cash and due from banks	$ 9,661	$ 10,533
Interest-bearing deposits in other banks	172	31
Federal funds sold	-	531
Total cash and cash equivalents	9,833	11,095

SECURITIES, available-for-sale	222,689	170,505
FEDERAL HOME LOAN BANK STOCK, at cost	4,136	4,055
LOANS HELD FOR SALE	949	2,760

LOANS	296,594	289,461
Allowance for loan losses	(2,506)	(2,768)
Net loans	294,088	286,693

PREMISES AND EQUIPMENT, net	6,941	7,222
GOODWILL	7,282	7,282
OTHER ASSETS, including accrued interest receivable
and other intangible assets	10,424	9,083

TOTAL ASSETS	$ 556,342	$ 498,695

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Deposits
Non-interest bearing	$ 30,907	$ 32,144
Interest bearing	342,791	356,156
Total deposits	373,698	388,300

Federal Funds purchased Federal Home Loan Bank borrowings Securities sold under agreements to repurchase	3,000 66,796 60,000	- 54,446 -
Junior subordinated deferrable interest debentures	10,300	10,300
Accrued expenses and other liabilities	1,808	2,939

Total liabilities	515,602	455,985

SHAREHOLDERS' EQUITY
Common stock, $1 stated value, 4,750,000 shares
authorized, 3,760,557 shares issued as of June 30, 2004 and 3,740,468 shares issued as of December 31, 2003.	3,761	3,740
Surplus	14,537	14,460
Retained earnings	25,496	24,697
Accumulated other comprehensive income (loss)	(1,855)	1,056
Treasury stock, 84,940 shares at June 30, 2004 and 88,064 shares at December 31, 2003, at cost	(1,199)	(1,243)
Total shareholders' equity	40,740	42,710

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 556,342	$ 498,695

United Bancshares, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
INTEREST INCOME
Loans, including fees	$ 4,657	$ 4,982	$ 9,225	$ 9,163
Securities:
Taxable	1,139	1,060	2,151	2,413
Tax-exempt	556	461	1,174	810
Other	6	14	13	45
Total interest income	6,358	6,517	12,563	12,431

INTEREST EXPENSE
Deposits	1,737	1,882	3,562	3,692
Other borrowings	765	759	1,492	1,383
Total interest expense	2,502	2,641	5,054	5,075

NET INTEREST INCOME	3,856	3,876	7,509	7,356

PROVISION FOR LOAN LOSSES	150	-	225	-
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	3,706	3,876	7,284	7,356

NON-INTEREST INCOME
Gain on sales of loans	235	755	443	1,433
Gain on sales of securities Other	79 303	50 214	285 760	50 468
Total non-interest income	617	1,019	1,488	1,951

NON-INTEREST EXPENSES	3,480	3,663	6,912	6,590

Income before income taxes	843	1,232	1,860	2,717
PROVISION FOR INCOME TAXES	80	317	252	741
NET INCOME	$ 763 =========	$ 915 ===========	$ 1,608 ===========	$ 1,976 ===========

NET INCOME PER SHARE
Basic:	$ 0.21	$ 0.25	$ 0.44	$ 0.54
Weighted average common shares outstanding	3,665,453	3,642,672	3,660,490	3,637,262

Diluted:	$ 0.21	$ 0.25	$ 0.43	$ 0.54
Weighted average common shares outstanding	3,697,217	3,684,598	3,698,592	3,680,826

United Bancshares, Inc. and Subsidiaries

Selected Financial Data

(Unaudited)

                                                                                                                As of or for the Three               As of or for the Six

                                                                                                                    Months Ended                         Months Ended

                                                                                                                         June 30,                                   June 30,

2004

2003

2004

2003

SIGNIFICANT RATIOS (Unaudited)

Net income to:

Average assets (a)

0.61%

0.73%

0.65%

0.86%

Average shareholders’ equity (a)

7.20%

8.68%

7.50%

9.50%

Net interest margin (a)

3.54%

3.47%

3.49%

3.54%

Efficiency ratio (a)(b)

75.50%

71.37%

73.71%

67.77%

Average shareholders’ equity to average assets

8.47%

8.46%

8.60%

9.02%

Loans to deposits (end of period)

79.62%

76.05%

79.62%

76.05

Allowance for loan losses to loans (end of period)

0.84%

0.93%

0.84%

0.93%

Cash dividends to net income

53.09%

43.83%

50.23%

40.54%

PER SHARE DATA

Book value per share

$11.08

$11.81

$11.08

$11.81

(a) Net income to average assets, net income to average shareholders’ equity, net interest margin, and efficiency ratio are presented on an annualized basis.  Net interest margin is calculated using fully-tax equivalent net interest income as a percentage of average interest earning assets.

(b) Efficiency ratio is a ratio of non-interest expense as a percentage of fully tax equivalent net interest income plus non-interest income.